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                                                                    EXHIBIT 10.6

                             CARSDIRECT.COM, INC.

                             EMPLOYMENT AGREEMENT

             Amended & Restated Effective as of September 30, 1999

     This amended and restated Agreement is entered into as of September 30, 1999 (the "Effective Date"), between and among CarsDirect.com, Inc., a Delaware corporation (the "Company"), Scott Painter ("Executive") and Bill Gross' idealab! ("idealab!") (collectively, the "Parties").

     WHEREAS, idealab! and Executive entered into a Consulting Agreement dated December 29, 1998 (the "Consulting Agreement"); and

     WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of January 1, 1999 (the "Original Employment Agreement"); and

     WHEREAS, a dispute has arisen regarding the Parties' continuing obligations and therefore the Parties desire to amend and restate the Original Employment Agreement as set forth herein (the "Amended and Restated Employment Agreement");

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by the parties as follows:

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Position. Prior to the CEO Date (as defined herein), Executive
               --------
shall be employed as Chief Executive Officer and President of the Company; following the CEO Date, Executive shall be employed as Vice Chairman and Co-Founder of the Company. The "CEO Date" shall be the date upon which a replacement Chief Executive Officer (Executive's successor) approved by a majority of the Board of Directors officially begins his/her duties as Chief Executive Officer of the Company.

          (b)  Duties. During the term of the Executive's employment with the
               ------
Company as Co-Founder, the Executive shall devote his full time, skill and attention to his duties and responsibilities, which the Executive shall perform faithfully, diligently and competently, and the Executive shall use his best efforts to further the business of the Company. While he is employed by the Company as Co-Founder, Executive agrees not to actively engage in any other employment, occupation or consulting activity (other than time spent and responsibilities as a board member and principal of Vision, Inc.) for any direct or indirect remuneration without the prior approval of the Board.

     2.   At-Will Employment. Executive and the Company understand and
          ------------------
acknowledge that Executive's employment with the Company constitutes "at-will" employment. Executive and the
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Company acknowledge that this employment relationship may be terminated at any time with or without notice, with or without good cause or for any or no cause, at the option either of the Company or Executive.

     3.   Compensation, Fringe Benefits and Stock Options.
          -----------------------------------------------

          (a)  Base Salary. While employed by the Company pursuant to this
               -----------
Amended and Restated Employment Agreement on and after the Effective Date, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $165,000 (the "Base Salary") which amount shall be reviewed annually at a minimum by the Board. Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual and applicable required withholding. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Amended and Restated Employment Agreement.

          (b)  Signing Bonus. On the Effective Date, the Company shall pay
               -------------
Executive $75,000, less applicable withholding, as a signing bonus.

          (c)  June 30, 2000 IPO and Retention Bonus. If (i) the Company's
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initial public offering of its equity securities pursuant to a registration statement on Form S-1 (or its successor form) has been declared effective by the Securities and Exchange Commission (an "IPO") on or before June 30, 2000, (ii) Executive has either (A) remained as a member of the Board of Directors through June 30, 2000, or (B) has been removed from Board by the Company's stockholders on or prior to June 30, 2000 without cause pursuant to and within the meaning of
Section 141(k) of the Delaware General Corporation Law (a "Board Removal Without Cause"), and (iii) Executive executes a release of claims substantially similar to that contained in Section 16 hereof (a "Release of Claims"), then Executive shall receive a bonus, payable on June 30, 2000, equal to one times the Base Salary (as defined in Section 3(a) hereof, i.e., a total of $165,000), less applicable withholding (the "IPO and Retention Bonus"). Executive shall not be entitled to any payment hereunder for partial performance, e.g., the IPO occurs on July 1, 2000 and all the other conditions for payment have been satisfied.

          (d)  Executive Benefits. During his employment hereunder, Executive
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shall be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

          (e)  Stock Options.
               -------------

               (i)  Existing Grants. Executive has been granted stock options
                    ---------------
as follows:

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                    (A)  First Option. A stock option covering 300,000 shares of
                         ------------
Company common stock with an exercise price equal to $0.001 per share (the
"First Option"). The First Option has a grant date of October 20, 1998 and is 100% vested as of the Effective Date. Executive has exercised the First Option and the Company agrees to issue certificates representing the shares issued to Executive upon such exercise promptly following the Effective Date.

                    (B)  Second Option. A stock option covering 500,000 shares
                         -------------
of Company common stock with an exercise price equal to $0.001 per share (the "Second Option"). The Second Option has a grant date of February 8, 1999 and a vesting commencement date of January 1, 1999. As amended by this Amended and Restated Employment Agreement, the Second Option shall become vested as to fifty percent (50%) of the then unvested shares subject to the Second Option on the CEO Date, and the remainder of the unvested shares subject to the Second Option shall vest on a pro rata daily basis for three years commencing on the CEO Date, so as to be 100% vested on the third anniversary of the CEO Date, subject to Executive continuing to render services to the Company as an employee or director on such vesting dates; provided, however, that in the event of a Change of Control of the Company (as defined below) occurring while Executive is an employee or director of the Company, the vesting of the Second Option will accelerate and the Second Option shall become vested as to 50% of the then unvested shares subject to the Second Option immediately prior to such Change of Control. "Change of Control" is defined as (i) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

                    (C)  Third Option. A stock option covering 750,000 shares of
                         ------------
Company common stock with an exercise price equal to $0.35 per share (the "Third Option" and, together with the First Option and the Second Option, the "Options"). The Third Option has a grant date of June 23, 1999. As amended by this Amended and Restated Employment Agreement, the Shares subject to the Third Option vest daily on a ratable basis over a four year period; provided, however, that upon the CEO date, the Third Option vesting shall accelerate so that twenty percent (20%) of the shares originally subject to the Third Option are vested on the CEO Date and the remaining eighty percent (80%) of the shares originally subject to the Third Option shall thereafter vest on a pro rata daily basis through June 23, 2003, so that one hundred percent (100%) of the shares subject to the Third Option shall be fully vested on June 23, 2003, subject to Executive continuing to render services to the Company as an employee or director on such vesting dates.

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               (ii)  Other Terms and Conditions. In all other respects, the
                     --------------------------
First, Second and Third Options are subject to the terms, definitions and provisions of the Company's 1998 Stock Plan and the stock option agreements by and between Executive and the Company, all of which documents are incorporated herein by reference and are subject to accelerated vesting as set forth elsewhere herein.

               (iii) Right to Maintain. On an after the Effective Date,
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Executive shall be deemed a "Qualified Purchaser" under the Company's Third
Amended Investor Rights Agreement, as amended from time to time.

               (iv)  Termination as Co-Founder Without Cause. In the event
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Executive is terminated as Co-Founder without Cause (as defined below), then, subject to Executive executing a new Release of Claims, the Company shall make continued payments of Base Salary, less applicable withholding, to Executive for nine months following the date of such termination. For purposes of this paragraph (but not for purposes of a Board Removal Without Cause under Sections 3(c) and 3(e)(v) hereof, which shall be made with reference to Section 141(k) of the Delaware General Corporation Law), "Cause" shall mean (i) a material act of dishonesty made by Executive in connection with Executive's fiduciary responsibilities as an employee and which materially affects the Company, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, or (iii)
                                      ---- ----------
Executive's failure to perform his material employment duties if such failure is not remedied within ninety (90) days following receipt by Executive of written notice from the Board specifying the facts relating to the failure. A change of Executive's title as Co-Founder (but not as Vice-Chairman) or material modification of Executive's duties as Co-Founder (but not as Vice-Chairman) shall be deemed for purposes of this section to be a termination without Cause.

               (v)   Board Removal Without Cause Prior to an IPO; Failure to
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Nominate to Board Following IPO. In the event Executive is (i) subject to a
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Board Removal Without Cause prior to an IPO, or (ii) if, following an IPO, the
Board fails to nominate Executive for re-election to the Board at any annual meeting of the Company's stockholders upon which Executive's tenure as a Board member would otherwise expire (except if Executive has voluntarily resigned from the Board or elects not to stand for re-election), then, subject to Executive executing a new Release of Claims, the Company agrees to accelerate the vesting and exercisability of Executive's then outstanding unvested Options, so that fifty percent (50%) of the unvested shares subject to each such Option shall be fully vested and exercisable.

     4.   Loan. Executive has received a $75,000 loan from the Company at a 6%
          ----
simple interest rate (the "Loan"). The Loan has a repayment term of two years and is secured by 75,000 shares of Common Stock of the Company (the "Escrow Shares"). In the event that the Executive voluntarily terminates his employment with the Company or is terminated for "Cause" (as defined below), the Loan shall become immediately payable.

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     5.   Expenses. The Company will pay or reimburse Executive for reasonable
          --------
travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.

     6.   Confidential Information. Executive agrees to continue to maintain the
          ------------------------
confidentiality of all confidential and proprietary information of the Company and agrees, if he has not done so already, to enter into the CarsDirect.com, Inc. Employment, Confidential Information and Inventions Assignment Agreement.

     7.   Assignment. This Amended and Restated Employment Agreement shall be
          ----------
binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Amended and Restated Employment Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Amended and Restated Employment Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     8.   Notices. All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given if delivered personally, one (1) day after mailing via Federal Express overnight or a similar overnight delivery service, or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

               If to the Company:       CarsDirect.com, Inc.
                                        4312 Woodman Avenue
                                        Sherman Oaks, California 91423
                                        Attn: General Counsel
                                        ----

               If to idealab!:          Bill Gross' idealab!
                                        130 West Union Street
                                        Pasadena, California 91103
                                        Attn: General Counsel
                                        ----

               If to Executive:         Scott Painter
                                        10048 Cielo Drive
                                        Beverly Hills, California 90210

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     9.   Severability. In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amended and Restated Employment Agreement shall continue in full force and effect without said provision.

     10.  Entire Agreement. This Amended and Restated Employment Agreement, the
          ----------------
Stock Option Plan, the First, Second and Third Option agreements, and the Company's Employment, Confidential Information and Invention Assignment Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede in their entirety any and all prior agreements and understandings concerning Executive's employment relationship with the Company, including the Original Employment Agreement. To the extent this Amended and Restated Employment Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including the First, Second and Third Option agreements, this Amended and Restated Employment Agreement shall control.

     11.  Arbitration and Equitable Relief.
          --------------------------------

          (a) Except as provided in Section 11(e) below, Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Amended and Restated Employment Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration, to the extent permitted by law, to be held in Los Angeles County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts of Los Angeles County located in California for any action or proceeding arising from or relating to this Amended and Restated Employment Agreement and/or relating to any arbitration in which the parties are participants.

          (c) Executive understands that nothing in this Section modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

          (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 11, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH,

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OR TERMINATION THEREOF TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW,
AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                    (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

                    (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT;

                    (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

          (e) THE PARTIES MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION FOR A TEMPORARY RESTRAINING ORDER, PRELIMINARY INJUNCTION, OR OTHER INTERIM OR CONSERVATORY RELIEF, AS NECESSARY, WITHOUT BREACH OF THIS ARBITRATION AGREEMENT AND WITHOUT ABRIDGMENT OF THE POWERS OF THE ARBITRATOR.

     12.  No Oral Modification, Cancellation or Discharge. This Amended and
          -----------------------------------------------
Restated Employment Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

     13.  Governing Law. This Amended and Restated Employment Agreement shall be
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governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     14.  Corporate Action. The Company represents and warrants to Executive
          ----------------
that all necessary corporate action has been taken by the Company to execute, deliver and perform this Amended and Restated Employment Agreement by the Company.

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     15.  Consulting Agreement. Idealab! and Executive acknowledge and agree
          --------------------
that idealab! has fully performed its obligations pursuant to the Consulting Agreement and that the Consulting Agreement has terminated as of the Effective Date. Executive acknowledges that amounts previously paid by idealab! constitute its full and final payment obligations according to the Consulting Agreement, and that Executive is not entitled to further compensation from idealab!

     16.  Release. Executive, in consideration for the mutual promises between
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the parties, hereby fully and unconditionally releases and forever discharges
Company and idealab! and any parent, subsidiary or affiliated entity, and all persons acting by, through, under or in concert with them, and their respective successors and assigns, from and against any and all claims, contentions, debts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys' fees), damages, losses, suits, liens, actions or causes of action, of whatever kind or nature, whether in law or equity and whether now known or unknown, based on, arising out of, or in connection with Executive's employment or consultation with Company or idealab!, except for claims resulting from alleged breaches of the Amended and Restated Employment Agreement arising after the date hereof.

               (a)  Waiver of Civil Code Section 1542. This release is intended
                    ---------------------------------
to cover all claims or possible claims held by Executive, including but not limited to those claims, demands, liabilities or causes of action arising out of or related to Executive's employment or consultation with Company or idealab!, whether the same are known, unknown, or hereinafter discovered or ascertained. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said Code Section, hereby expressly, knowingly and intentionally waives any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

          (b)  No Admission of Liability. This Amended and Restated Employment
               -------------------------
Agreement is a compromise of disputed claims and does not in any way constitute an admission by Company or idealab! of any liability or responsibility, past, present or future, for the matters released by and through this Amended and Restated Employment Agreement.

     17.  Confidentiality. Executive agrees that the terms of this Amended and
          ---------------
Restated Employment Agreement will remain confidential, and that he shall not disclose the contents or terms of the Amended and Restated Employment Agreement to any other person or entity, except to accountants, financial advisors, attorneys and governmental agencies on a need-to-know basis and in order to comply with applicable tax laws.

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     18.  Non-Solicitation; Non-Disparagement. In consideration for the benefits
          -----------------------------------
Executive is to receive herein Executive agrees that he (i) will not, at any time during the one year following his termination date, directly or indirectly solicit any individuals to leave the Company's or idealab!'s employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company or idealab! and their current or prospective employees, and (ii) will not disparage, criticize, defame or slander the Company, idealab! or their employees.

     19.  Further Assurances. Each of the Company and Executive agrees to take
          -------------------
promptly all actions necessary, proper or advisable or as the other may reasonably request to fully carry out the intent and purpose of this Amended and Restated Employment Agreement.

     20.  Representation by Counsel. Each of the Parties hereto acknowledge that
          -------------------------
they have been represented by independent counsel of their choice throughout all negotiations which preceded the execution of this Amended and Restated Employment Agreement, and that this Amended and Restated Employment Agreement has been executed with the consent and on the advice of such independent legal counsel.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Employment Agreement, effective as of the Effective Date.

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                                                  CARSDIRECT.COM, INC.



                                                  By: _______________________

                                                  Name: _____________________

                                                  Title: ____________________



                                                  BILL GROSS' IDEALAB!



                                                  ________________________
                                                  Marcia Goodstein
                                                  Chief Operating Officer


                                                  EXECUTIVE

                                                  ________________________
                                                  Scott Painter

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